EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No.333-08992, No. 333-38455, No. 333-04609, No. 33-53988, No. 33-19662, No.
2-87376, No. 33-33566, No. 333-91389, of Ault Incorporated and Subsidiary on Form S-8 of our report dated July 24, 2000, appearing in this Annual Report on Form 10-K of Ault Incorporated and Subsidiary for the year ended May 28, 2000.

/s/ Deloitte & Touche LLP



Minneapolis, Minnesota
August 28, 2000

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (Commission file numbers 333-08992, 333-38455, 333-04609, 33-53988, 33-19662, 2-87376, 33-33566, 333-91389), and the
related Prospectuses, of our reports, dated July 9, 1999, which appear in the Annual Report on Form 10-K of Ault Incorporated and Subsidiary for the year ended May 28, 2000.


/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
August 28, 2000


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